UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 2, 2018
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)
(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, at the 2018 Annual General Meeting of Members (the “AGM”) of Axalta Coating Systems Ltd. (“Axalta”) held on May 2, 2018, Axalta’s members approved the amendment and restatement of Axalta’s 2014 Incentive Award Plan (the “2014 Plan”, and as amended and restated, the “Restated Plan”) to, among other things, make 11,925,000 additional common shares available for issuance under the 2014 Plan. The 2014 Plan is a long-term incentive plan pursuant to which awards may be granted to employees, consultants or non-employee directors of Axalta and its subsidiaries, including options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards and stock payment awards. A detailed summary of the terms of the Restated Plan is set forth in Proposal No. 6 in Axalta’s proxy statement for the AGM filed with the Securities and Exchange Commission on March 22, 2018 and is incorporated herein by reference. A copy of the Restated Plan is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, at the AGM, Axalta’s members approved two amendments to Axalta’s Amended and Restated Bye-laws (the “Bye-laws”) to (i) provide for the declassification of Axalta’s board of directors (the “Board”) and (ii) remove certain provisions which are no longer operative. Immediately following the AGM, the Bye-laws were amended and restated in their entirety to implement the amendments. A copy of Axalta’s Second Amended and Restated Bye-laws is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the AGM, Axalta’s members: (i) elected two Class I directors, each for a term expiring at Axalta’s 2021 Annual General Meeting of Members; (ii) approved the amendment to the Bye-laws to provide for the declassification of the Board; (iii) approved the amendment to the Bye-laws to remove certain provisions which are no longer operative; (iv) approved the appointment of PricewaterhouseCoopers LLP as Axalta’s independent registered public accounting firm and auditor until the conclusion of the 2019 Annual General Meeting of Members and the delegation of authority to the Board, acting through the Audit Committee, to fix the terms and remuneration thereof; (v) approved, on an advisory (non-binding) basis, the compensation of Axalta’s named executive officers (“Say on Pay”) for 2017; and (vi) approved the amendment and restatement of the 2014 Plan. The matters that were voted upon at the AGM and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.
Election of Class of I Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert M. McLaughlin	216,098,768	2,969,320	5,289,950
Samuel L. Smolik	218,486,003	582,085	5,289,950
Amendment to Axalta's Amended and Restated Bye-laws to provide for declassification of the Board:

Votes For	Votes Against	Broker Non-Votes	Abstentions
219,004,258	39,696	5,289,950	24,134
Amendment to Axalta's Amended and Restated Bye-laws to remove certain provisions which are no longer operative:

Votes For	Votes Against	Abstentions
223,994,924	42,271	320,843
Appointment of PricewaterhouseCoopers LLP:

Votes For	Votes Against	Abstentions
218,112,064	6,236,934	9,040
Say on Pay for 2017:

Votes For	Votes Against	Broker Non-Votes	Abstentions
210,561,483	8,472,552	5,289,950	34,053

Amendment and Restatement of Axalta's 2014 Incentive Award Plan:

Votes For	Votes Against	Broker Non-Votes	Abstentions
208,500,666	10,544,918	5,289,950	22,504

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bye-laws of Axalta Coating Systems Ltd.
10.1	Axalta Coating Systems Ltd. Amended and Restated 2014 Incentive Award Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	May 3, 2018	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Corporate Secretary